Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-142070 and No. 333-208964) on Form S-8 of our report dated June 25, 2024, appearing in this Annual Report on Form 11-K of the AECOM Retirement & Savings Plan for the year ended December 31, 2023.

/s/ Eide Bailly LLP

Denver, Colorado

June 25, 2024